Exhibit 10.1

TERMINATION AND CONTINUING OBLIGATIONS AGREEMENT

This TERMINATION AND CONTINUING OBLIGATIONS AGREEMENT, dated October 5, 2015 (this “Agreement”), is entered into by and among Vanguard Natural Resources, LLC, a Delaware limited liability company (“Parent”), Lime Rock Management LP, a Delaware limited partnership (“Management”), Lime Rock Resources A, L.P., a Delaware limited partnership (“LRR A”), Lime Rock Resources B, L.P., a Delaware limited partnership (“LRR B”), Lime Rock Resources C, L.P., a Delaware limited partnership (“LRR C” and, together with LRR A and LRR B, the “Fund Entities,” and each referred to individually as a “Fund Entity”), LRR GP, LLC, a Delaware limited liability company and the ultimate general partner of each Fund Entity (the “Fund General Partner”), LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), LRE GP, LLC, a Delaware limited liability company (the “Partnership GP”), and LRE Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“OLLC”). The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, this Agreement is made in connection with the Purchase Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 20, 2015, by and among Parent, Lighthouse Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), the Fund Entities, Lime Rock Resources II-A, L.P., a Delaware limited partnership, Lime Rock Resources II-C, L.P., a Delaware limited partnership, Management, the Partnership and the Partnership GP, pursuant to which, among other things, on the date hereof (i) Parent will purchase all of the outstanding membership interests in Partnership GP, and (ii) Merger Sub will be merged with and into the Partnership, with the Partnership surviving as a wholly owned, directly and indirectly, Subsidiary of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the parties hereto have determined that, in connection with the Merger, it is advisable and in each of their respective best interests to terminate the Omnibus Agreement, entered into, and effective as of, November 16, 2011, by and among the Partnership, the Partnership GP, OLLC, the Fund Entities, the Fund General Partner and Management (the “LRR Omnibus Agreement”), but to retain the Fund Entities’ certain surviving indemnification obligations, by entering into this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

TERMINATION OF LRR OMNIBUS AGREEMENT

Section 1.1   Termination.  Subject to the provisions of Article II, the parties hereto agree that, effective as of the date hereof, the LRR Omnibus Agreement shall be terminated and that the parties thereto and any other Person that could be bound by the LRR Omnibus Agreement are released from all of their respective duties, obligations and liabilities arising thereunder and are no longer entitled to any of their respective rights or benefits to the extent arising solely thereunder, whether arising before or after the date hereof.

ARTICLE II

PAYMENT; CONTINUING INDEMNIFICATION

Section 2.1   Indemnification.  Notwithstanding anything to the contrary in Article I, and subject to the provisions of Section 2.2 and Section 2.3, effective as of the date hereof, each Fund Entity, severally, in proportion to its respective Property Contributor Percentage (as defined in the LRR Omnibus Agreement), agrees to indemnify, defend and hold harmless the Partnership, the Partnership GP, OLLC and all of their respective Subsidiaries (the “Partnership Group”) from and against any and all losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, any court costs and reasonable attorneys’ and experts’ fees) of any and every kind and character suffered or incurred by the Partnership Group by reason of or arising out of any federal, state or local income tax liabilities attributable to the ownership or operation of the MLP Assets (as defined in the LRR Omnibus Agreement) prior to the closing of the Partnership’s initial public offering (the “Partnership IPO Closing Date”), including any such income tax liabilities that may result from the consummation of the formation transactions for any member of the Partnership Group occurring on or prior to the Partnership IPO Closing Date.

Section 2.2   Limitations Regarding Indemnification.

(a)   The indemnification obligations of the Fund Entities set forth in Section 2.1 shall survive until the first anniversary of the Closing Date (as defined in the Merger Agreement); provided, however, that any such indemnification obligation pursuant to Section 2.1 shall remain in full force and effect thereafter only with respect to any bona fide claim made thereunder prior to such expiration and then only for such period as may be necessary for the resolution thereof.

(b)   No claims may be made against the Fund Entities for indemnification pursuant to Section 2.1 unless the aggregate dollar amount of the Material Losses suffered or incurred by the Partnership Group exceed $500,000; thereafter, each Fund Entity shall be liable, severally, in proportion to its respective Property Contributor Percentage, to the extent and only to the extent that such claims exceed $500,000 in the aggregate.  The term “Material Losses” means only each of those Losses described in Section 2.1 that exceeds $50,000.

Section 2.3   Indemnification Procedures.

(a)   Each Party seeking indemnification (each, an “Indemnified Party”) pursuant to this Article II agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification pursuant to this Article II, it will provide notice thereof in writing to the Parties from whom indemnification is sought pursuant to this Article II (each, an “Indemnifying Party”) specifying the nature of and specific basis for such claim; provided, however, that no Indemnified Party shall submit claims more frequently than once a calendar quarter (or twice in the case of the last calendar quarter prior to the expiration of the applicable indemnity coverage under this Agreement); provided further, that failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b)   The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Article II, including, without limitation, the selection of counsel (provided that such counsel shall be reasonably acceptable to the Indemnified Parties), determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Indemnified Parties unless it includes a full release of the Indemnified Parties and their respective Subsidiaries from such matter or issues, as the case may be.

(c)   The Indemnified Parties agree to cooperate fully with the Indemnifying Parties with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Article II, including, without limitation, the prompt furnishing to the Indemnifying Parties of any correspondence or other notice relating thereto that the Indemnified Parties may receive, permitting the names of the Indemnified Parties to be utilized in connection with such defense, the making available to the Indemnifying Parties of any files, records or other information of the Indemnified Parties that the Indemnifying Parties consider relevant to such defense and the making available to the Indemnifying Parties of any employees of the Indemnified Parties; provided, however, that in connection therewith the Indemnifying Parties agree to use commercially reasonable efforts to minimize the impact thereof on the operations of the Indemnified Parties and further agree to reasonably maintain the confidentiality of all files, records and other information furnished by the Indemnified Parties pursuant to this Section 2.3.  In no event shall the obligation of the Indemnified Parties to cooperate with the Indemnifying Parties as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Parties an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Parties may, at their option, cost and expense, hire and pay for counsel in connection with any such defense.  The Indemnifying Parties agree to keep any such counsel hired by the Indemnified Parties reasonably informed as to the status of any such defense, but the Indemnifying Parties shall have the right to retain sole control over such defense.

(d)   In determining the amount of any Losses for which the Indemnified Parties are entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Parties, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Parties as a result of such claim and (ii) all amounts recovered by the Indemnified Parties under contractual indemnities from third parties.  The Indemnified Parties hereby agree to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Indemnified Parties in connection with such efforts shall be promptly reimbursed by the Indemnifying Parties.  To the extent that the Indemnifying Parties have made any indemnification payment hereunder in respect of a claim for which the Indemnified Parties have asserted a related claim for insurance proceeds or under a contractual indemnity, the Indemnifying Parties shall be subrogated to the rights of the Indemnified Parties to receive the proceeds of such insurance or contractual indemnity.

ARTICLE III
MISCELLANEOUS

Section 3.1   Expenses.  Each party shall bear its respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger and the other transactions contemplated by the Merger Agreement are effected.

Section 3.2   Notices.  All notices and other communications hereunder will be in writing and deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties hereto at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Parent, to:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attn:  Scott W. Smith, President and Chief Executive Officer
Facsimile: (832) 327-2260

With a copy to (which does not constitute notice):

Paul Hastings LLP
600 Travis Street, 58th Floor
Houston, Texas 77002
Attention:  James E. Vallee / Douglas V. Getten
Facsimile: (713) 353-3100

If to any Unitholder or any GP Seller, to:

Heritage Plaza
1111 Bagby Street, Suite 4600

Houston, Texas 77002
Attention:  Eric Mullins

Facsimile: (713) 292-9560

With a copy to (which does not constitute notice):

274 Riverside Avenue

Westport, CT 06880

Attention: Kris Agarwal

Facsimile: (203) 293-2760

If to the Partnership or the Partnership GP, to:

Heritage Plaza
1111 Bagby Street, Suite 4600

Houston, Texas 77002
Attention:  Eric Mullins

Facsimile: (713) 292-9560

With a copy to (which does not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: Jon W. Daly / Henry Havre

Facsimile: (713) 238-7492

Section 3.3   Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by all of the parties hereto, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 3.4   Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets of such party, without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights and obligations under this Agreement without the consent of any other party to an Affiliate of Parent as of the date hereof, so long as Parent remains liable for its obligations hereunder.

Section 3.5   No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 3.6   Entire Agreement.  This Agreement together with the Merger Agreement, Voting Agreement, Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and understanding of the parties hereto with respect to the matters therein and supersede all prior agreements and understandings on such matters.

Section 3.7   No Third-Party Beneficiaries.  Subject to Section 3.4, the provisions of this Agreement are binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

Section 3.8   Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a)   The parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable.  The parties hereto agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b)   The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that, to the fullest extent permitted by Law, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 3.8 in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  To the fullest extent permitted by Law, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) any party hereto has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Each party hereto further agrees that no other party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.8(b), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c)   TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.8(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.9   Governing Law.  This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the applicable of any Law other than the Law of the State of Delaware.

Section 3.10   Interpretation.  Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

Section 3.11   Counterparts.  This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 3.12   Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARTNERSHIP:

LRR ENERGY, L.P.

By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

PARTNERSHIP GP:

LRE GP, LLC

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

OLLC:

LRE OPERATING, LLC

By:	LRR Energy, L.P., its sole member
By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

FUND ENTITIES:

LIME ROCK RESOURCES A, L.P.

By:	Lime Rock Resources GP, L.P., its general partner
By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES B, L.P.

By:	Lime Rock Resources GP, L.P., its general partner
By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES C, L.P.

By:	Lime Rock Resources GP, L.P., its general partner
By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

FUND GENERAL PARTNER:

LRR GP, LLC

By:	/s/ Eric Mullins
Name:	Eric Mullins
Title:	Co-Chief Executive Officer

MANAGEMENT:

LIME ROCK MANAGEMENT LP

By:	Lime Rock Management GP, L.P., its general partner

By:	/s/ Jonathan C. Farber
Name:	Jonathan C. Farber
Title:	Manager